Exhibit 10.1

Execution

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 17, 2014 (this “Amendment No. I”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent (in such capacity, “Administrative Agent”) for the parties to the Credit Agreement (as defined below) as lenders, the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Supervalu Inc., a Delaware corporation (the “Lead Borrower”), the Subsidiaries of Lead Borrower party thereto as borrowers (each a “Borrower” and collectively, together with the Lead Borrower, the “Borrowers”), and the obligors party thereto as guarantors (each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of March 21,2013, by and among Administrative Agent, Lenders, Borrowers and Guarantors (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”);

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders agree to make certain amendments to the Credit Agreement, and Administrative Agent and Lenders are willing to agree to make such amendments, subject to terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 1, Administrative Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Definitions.

(a)         Additional Definitions. The Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include the following defined terms:

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of April 17, 2014, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Excluded Real Estate Collateral” shall mean any property that would otherwise constitute a Material Real Estate Asset or Real Estate Collateral Property, (a) where either (i) the valid grant of a Lien in such Material Real Estate Asset or Real Estate Collateral Property to the

Administrative Agent would constitute or result in a breach, termination or default under a valid and binding contract, agreement, lease, permit, license, charter or license agreement entered into by a Loan Party with a Person that is not an Affiliate of any of the Loan Parties and such breach, termination or default has not been or is not waived or the consent of the other party to such contract, agreement, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, or (ii) which is subject to adverse environmental or other conditions that the Term Loan Agent determines makes it unsuitable as Collateral and (b) which the Term Loan Agent designates as Excluded Real Estate Collateral pursuant to the Term Loan Agreement.

“Material Debt Reserve’’ means Availability Reserves in an amount equal to outstanding obligations in connection with any Material Indebtedness with a maturity date on or within thirty (30) days of the date of the establishment of such Availability Reserve.

“Store Conversion Transaction” means either (a) a transaction in which one or more existing Save-A-Lot Stores owned by the Lead Borrower or a Restricted Subsidiary is transferred to a Person that is not an Affiliate and that is licensed to operate such Stores as a Save-A-Lot Store, provided, in each case that (i) the consideration paid or to be paid at the effectiveness of such transfer or on a deferred basis in connection therewith is in an amount not less than the book value of the assets so transferred and any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.05(e), (ii) the purchaser agrees to continue to purchase inventory for such Stores from the Lead Borrower or a restricted subsidiary for a period of not less than one year or, if longer, the period until the consideration described in clause (i) has been paid in full and (iii) all payment obligations and other obligations of the purchaser in connection with such transaction are payable or otherwise owed to Moran Foods or a Subsidiary thereof that is a Loan Party or (b) a transaction in which one or more existing Stores owned by the Lead Borrower or a Restricted Subsidiary is transferred to a joint venture in which the Lead Borrower or other Loan Party owns an Equity Interest, provided that (i) a Loan Party pledges such Equity Interest to the Administrative Agent and any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.05(e), (ii) the joint venture agrees to continue to purchase inventory for such Stores from the Lead Borrower or a Restricted Subsidiary for a period of not less than one year and (iii) the Total Leverage Ratio (as such term is defined in the Term Loan Agreement as in effect on the date of Amendment No. 1) of the Lead Borrower shall not exceed 4.00:1.00 on a pro forma basis after giving effect to such transfer and the use of proceeds thereof.

(b)         Amendments to Definitions

(i)             Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Adjustment Date” in its entirety and replacing it with the following:

“Adjustment Date” means the first day of each Fiscal Quarter, commencing June 15, 2014.

(ii)          Section 1.01 of the Credit Agreement is hereby amended by deleting the pricing grid set forth in the definition of “Applicable LC Fee Rate” and replacing it with the following:

Level	Quarterly Average Excess Availability	Letter of Credit Fee
I	Equal to or greater than 66.67% of the Aggregate Commitments	1.50%

II	Greater than or equal to 33.33% of the Aggregate Commitments but less than 66.67% of the Aggregate Commitments	1.75%

III	Less than 33.33% of the Aggregate Commitments	2.00%

(iii)       Section 1.01 of the Credit Agreement is hereby amended by deleting the pricing grid set forth in the definition of “Applicable Margin” and replacing it with the following:

Level	Quarterly Average Excess Availability	LIBO Rate Margin	Base Rate Margin
I	Equal to or greater than 66.67% of the Aggregate Commitments	1.50%	0.50%

II	Greater than or equal to 33.33% of the Aggregate Commitments but less than 66.67% of the Aggregate Commitments	1.75%	0.75%

III	Less than 33.33% of the Aggregate Commitments	2.00%	1.00%

(iv)      Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Audited Financial Statements” in its entirety and replacing it with the following:

“Audited Financial Statements” means the audited Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February 23, 2013 and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows (in each case, prior to giving effect to the Transactions) of the Lead Borrower and its Subsidiaries, including the notes thereto,

(v)         Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to the “SVU 2016 Notes Reserve” in the definition of “Availability Reserves” and replacing it with “Material Debt Reserve”.

(vi)      Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Customer Support Transactions” in its entirety and replacing it with the following:

“Customer Support Transaction” shall mean any one of the following transactions in the ordinary course of the business of the Borrowers consistent with the current practices as of the date hereof (a) any sublease by a Loan Party to a customer of any Loan Party of leased real property or leased equipment of such Loan Party that constitutes a Capital Lease, (b) any lease by a Loan Party to a customer of any Loan Party of owned real property or equipment of such Loan Party that constitutes a Capital Lease, (c) any assignment of a lease of real property or equipment by a Loan Party that constitutes a Capital Lease to a customer of any Loan Party in connection with which the assigning Loan Party is not released from liability under such lease, (d) any Guarantee by a Loan Party for the benefit of a third party of Indebtedness or operating lease obligations of a customer of any Loan Party, (e) any loan of money or property (other than ABL Priority Collateral) by a Loan Party to a customer and (f) any other transfer of equipment or Real Estate by a Loan Party to a customer in accordance with and subject to the terms and conditions set forth in clause (n) of the definition of “Permitted Dispositions”; provided, that, the foregoing shall not be construed to apply to the sale of inventory on credit by a Loan Party to a customer in the ordinary course of business.

(vii)   Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Material Real Estate Asset” in its entirety and replacing it with the following:

“Material Real Estate Asset” means Real Estate (other than an operating leasehold interest and Excluded Real Estate Collateral) owned by or ground leased to a Loan Party if the property, plant and equipment located at such Real Estate has a book value on Lead Borrower’s financial statements in excess of $1,000,000 as of the Closing Date.”

(viii)     Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Material Related Collateral Location” in its entirety and replacing it with the following:

“Material Related Collateral Location” means any owned or leased Real Estate, other than a Material Real Estate Asset, if the book value of the property, plant and equipment (excluding information technology, leasehold improvements, vehicles and aircraft) located at such owned or leased Real Estate on the Borrower’s financial statements exceeds $150,000 as of the Closing Date.

(ix)      Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means February 21, 2019 or such earlier date as provided in Section 2.07.

(x)         Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Permitted Dispositions” in its entirety and replacing it with the following:

(b)  bulk sales of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings or Store Conversion Transactions, provided, that, (i) the number of such Store closings and Store Conversion Transactions and in each case, related sales of Inventory, minus the number of new Store locations opened during the same period, shall not exceed in any Fiscal Year of the Lead Borrower and its Subsidiaries, seven and one-half percent

(7.5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year and shall not exceed, in the aggregate from and after the Closing Date, fifteen percent (15%) of the number of the Loan Parties’ Stores in existence as of the Closing Date), (ii) in connection with each Store closing or Store Conversion Transaction, as the case may be, involving ten (10) or more Stores, or in the event that all Store Closings and Store Conversion Transactions after the delivery of a Borrowing Base Certificate and prior to the delivery of the next Borrowing Base Certificate have involved ten (10) or more Stores, Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such Store closing or closings and sales of Inventory or Store Conversion Transaction or Store Conversion Transactions, as the case may be, and (iii) all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof,

(xi)      Section 1.01 of the Credit Agreement is hereby amended by deleting clause (e) of the definition of “Permitted Disposition” in its entirety and replacing it with the following:

(e) Dispositions of Equipment and fixtures in the ordinary course of business that are, in the reasonable, good faith judgment of the Lead Borrower, either (A) no longer useful or necessary in its business or that of a Subsidiary or (B) are replaced (concurrently with, or reasonably promptly following, the Disposition thereof) with property serving a substantially similar or replacement function in the operation of the Business as the property so replaced;

(xii)   Section 1.01 of the Credit Agreement is hereby amended by deleting clause (h) of the definition of ‘‘Permitted Disposition” in its entirety and replacing it with the following:

(h) (i) Dispositions of interests in Real Estate that constitute, are created, or occur pursuant to Permitted Encumbrances pursuant to clause (f) of the definition thereof (but only to the extent thereof), (ii) sales of Real Estate of any Loan Party pursuant to any arrangement, directly or indirectly, with any person whereby it shall sell or transfer such property and thereafter lease back such property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale-Leaseback Transaction”), other than in connection with a Customer Support Transaction or a Store Conversion Transaction; provided, that, (A) the consideration paid to such Loan Party in connection therewith shall be paid contemporaneously with consummation of the transaction, and shall be in an amount not less than the fair market value of the property disposed of, (B) at any time a Cash Dominion Event exists, subject to the terms of the Term Loan Intercreditor Agreement, the proceeds of such sale are applied to the Obligations in accordance with Section 2.05(e), (C) as of the date of any such sale, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (D) other than in connection with any Store location, the Administrative Agent shall have received from each such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Administrative (Agent, and (iii) other than in connection with a Customer Support Transaction or Store Conversion Transaction, assignments or terminations of leases, subleases, licenses, and sublicenses of Real Property that, in the reasonable, good faith judgment of a Loan Party are (A) no longer used or useful in the business of any Loan Party or any of their Affiliates or Subsidiaries, and (B) not otherwise material to the business of the Lead Borrower and its Subsidiaries taken as a whole;

(xiii)     Section 1.01 of the Credit Agreement is hereby amended by deleting clause (m)(v) of the definition of “Permitted Disposition” in its entirety and replacing it with the following:

(v) such transaction does not involve the Disposition of (A) a minority Equity Interest in any wholly-owned Restricted Subsidiary, (B) any Equity Interests of Moran Foods, LLC, or (C) Accounts of a Borrower;

(xiv)    Section 1.01 of the Credit Agreement is hereby amended by deleting clause (n) of the definition of “Permitted Disposition” in its entirety and replacing it with the following:

(n) Dispositions by any Loan Party constituting a Customer Support Transaction; provided, that, as of the date of any such Disposition and after giving effect thereto, (i) the aggregate amount of the exposure of the Loan Parties under or pursuant to all Customer Support Transactions (including, without duplication, Customer Support Transactions constituting Permitted Indebtedness, Permitted Investments and Permitted Dispositions) shall not in the aggregate exceed $250,000,000, (ii) the aggregate amount of the exposure under any of the types of transactions described in clauses (a), (b), (c), (e) or (f) of the definition of the term Customer Support Transactions shall not exceed under any one of such clauses $150,000,000 in the aggregate, provided, that, for purposes of this clause (n), at any time of the determination thereof, the exposure in respect of the portion of a Customer Support Transaction that consists of the sale, lease or other transfer of assets shall be deemed to be an amount equal to the net book value of such assets at such time, (iii) no Default or Event of Default shall exist or have occurred and be continuing, (iv) to the extent that such Disposition includes a Sale-Leaseback Transaction, each of the conditions in clause (h)(ii) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto, and (v) to the extent that such Disposition includes a Store Conversion Transaction, each of the conditions set forth in the definition of the term Store Conversion Transactions and in clause (s) of the definition of Permitted Dispositions shall be satisfied with respect thereto;

(xv)       Section 1.01 of the Credit Agreement is hereby amended by deleting clause (p) of the definition of “Permitted Disposition” in its entirety and replacing it with the following:

(p) (i) the lease, sublease, license or sublicense of Real Estate owned or leased out by a Loan Party to another Person (other than in connection with a Customer Support Transaction or a Store Conversion Transaction) in the ordinary course of business and (ii) the lease, sublease, license or sublicense of Real Estate owned or leased out by a Loan Party to another Person (other than in connection with a Customer Support Transaction or a Store Conversion Transaction) in the ordinary course of business so long as such Real Estate is (A) no longer used or useful in the business of any Loan Party or any of their Affiliates or Subsidiaries, and (B) is not otherwise material to the business of any Loan Party or any of their Affiliates or Subsidiaries in any respect;

(xvi)    Section 1.01 of the Credit Agreement is hereby amended by (A) deleting the word “and” at the end of clause (q) of the definition of “Permitted Disposition” and (B) deleting the “.” at the end of clause (r) of the definition of “Permitted Disposition” and replacing it with “; and”;

(xvii) Section 1.01 of the Credit Agreement is hereby amended by adding the following new clause (s) to the end of the definition of “Permitted Disposition”:

(s) any Disposition pursuant to a Store Conversion Transaction, provided, that as of the date of any such Store Conversion Transaction and after giving effect thereto, (i) the number of such Store Conversion Transactions, together with all Store closings as of such date, minus the number of new Store locations opened during the same period, shall not exceed in any Fiscal Year of the Lead Borrower and its Subsidiaries, seven and one-half percent (7.5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year and shall not exceed, in the aggregate from and after the Closing Date, fifteen percent (15%) of the number of the Loan Parties’ Stores in existence as of the Closing Date, (ii) in connection with each Store Conversion Transaction involving ten (10) or more Stores, or in the event that all Store Conversion Transactions after the delivery of a Borrowing Base Certificate and prior to the delivery of the next Borrowing Base Certificate have involved ten (10) or more Stores, Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such Store Conversion Transactions, (iii) all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof, (iv) to the extent that such Disposition includes a Sale-Leaseback Transaction, each of the conditions in clause (h)(ii) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto, and (v) to the extent that such Disposition is also a Customer Support Transaction, each of the conditions set forth in clause (n) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto;

(xviii)       Section 1.01 of the Credit Agreement is hereby amended by deleting clause (i) of the definition of “Permitted Indebtedness” in its entirety and replacing it with the following:

Indebtedness under the Term Loan Documents in an aggregate outstanding principal amount not to exceed $1,500,000,000 (plus up to an aggregate additional amount of $500,000,000 to the extent that Lead Borrower exercises its right to obtain additional term loans from lenders under the Term Loan Documents in accordance with the terms applicable thereto, provided, that, in the event that the aggregate additional amount exceeds $250,000,000, as to any such additional loans in excess of $250,000,000, (i) the representations, warranties, covenants and events of default applicable to such additional loans shall be identical to those of the other loans under the Term Loan Agreement and to the extent not consistent with such representations, warranties, covenants and events of default shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any additional loans shall be no earlier than the maturity date under the Term Loan Agreement as in effect on the date of Amendment No. 1, (iii) the average life to maturity of the additional loans shall be no shorter than the remaining average life to maturity of the loans under the Term Loan Agreement outstanding as of the date of Amendment No. 1, (iv) at the time of and immediately after the giving effect to the additional loans, no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of Lead Borrower, (v) the Lead Borrower’s Total Secured Leverage Ratio (as such term is defined in the Term Loan Agreement as in effect on the date of Amendment No. 1) shall not exceed 2.50 to 1.00 on a pro forma basis after giving effect to such additional loans and the use of proceeds thereof and the Administrative Agent shall have received a certificate to that effect showing such calculations in reasonable detail dated such date and executed by a Responsible Officer of Lead Borrower, and (vi) the terms of the additional loans shall not modify (or have the effect of a modification of) the prepayment provisions of the Term Loan Agreement that require mandatory prepayments in a manner that increases the amount of such required prepayments (as a percentage of the total amount of term loans) or frequency of such required prepayments, or requires additional mandatory prepayments during the term of this Agreement or changes to earlier dates any scheduled dates for the payment of principal or interest with respect to the Indebtedness under the Term Loan Documents,

(xix)    Section 1 .01 of the Credit Agreement is hereby amended by deleting the definition of “Real Estate Collateral Properties” in its entirety and replacing it with the following:

“Real Estate Collateral Properties’’ means the Real Estate of the Loan Parties at the sites on the Applicable Collateral List, excluding, however, Excluded Real Estate Collateral.

(xx)  Section 1.01 of the Credit Agreement is hereby amended by deleting clause (c) of the definition of “Refinancing Indebtedness” in its entirety and replacing it with the following:

(c) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus interest and premium, if any, thereon and the amount of reasonable refinancing fees and expenses incurred in connection therewith);

(xxi)    Section 1.01 of the Credit Agreement is hereby amended by deleting clause (h) of the definition of “Refinancing Indebtedness” in its entirety and replacing it with the following:

(h) except in the case of Term Loan Debt used to refinance the SVU 2016 Notes, if the Refinanced Obligations or any Guarantees thereof are unsecured, such Indebtedness and any Guarantees thereof shall be unsecured;

(xxii)          Section 1.01 of the Credit Agreement is hereby amended by deleting clause (l) of the definition of “Refinancing Indebtedness” in its entirety and replacing it with the following:

(l) except in the case of Term Loan Debt used to refinance the SVU 2016 Notes, the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Indebtedness; and

(xxiii)       Section 1.01 of the Credit Agreement is hereby amended by deleting clause (m) of the definition of “Refinancing Indebtedness” in its entirety and replacing it with the following:

(m) except in the case of Term Loan Debt used to refinance the SVU 2016 Notes, the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Indebtedness, taken as a whole, are not more restrictive with respect to the Lead Borrower and the Restricted Subsidiaries, as reasonably determined by the Lead Borrower in good faith, than the terms and conditions of the Refinanced Obligations.

(xxiv)      Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Related Real Estate Collateral” in its entirety and replacing it with the following:

“Related Real Estate Collateral” means all Equipment now or hereafter owned by Lead Borrower or any Loan Party located on any Material Real Estate Asset or any Material Related Collateral Location.

(xxv)         Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Store” in its entirety and replacing it with the following:

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party, a Person in which any Loan Party holds an Equity Interest or a Save-A-Lot licensee.

(xxvi) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Agreement” in its entirety and replacing it with the following:

“Term Loan Agreement” means the Amendment Agreement, dated as of January 31, 2014, relating to the Amended and Restated Credit Agreement, dated as of May 16, 2013, among Term Loan Agent, Term Loan Lenders, and the Lead Borrower, together with all schedules and exhibits thereto, including the Second Amended and Restated Term Loan Credit Agreement attached thereto as Exhibit A.

(c) Deleted Terms. Section 1.01 of the Credit Agreement is deemed and is hereby amended to delete the defined terms “Maturity Projection Period,” “Post-Maturity Period,”, “Pre-Maturity Period” and “SVU 2016 Notes Reserve,” in their respective entireties.

(d) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.

2.              Reserves. The first sentence of Section 2.01(b) is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves, provided, that, at any time a Material Debt Reserve may be established Administrative Agent shall establish such Reserve, except as otherwise agreed by the Required Lenders.

3.              Repayment of Loans. Section 2.07 of the Credit Agreement is hereby amended by deleting such clause (c) of Section 2.07 in its entirety and replacing it with the following: “Reserved”.

4.              Subsidiaries; Equity Interests. Section 5.13 of the Credit Agreement is hereby amended by deleting the last sentence of such section in its entirety and replacing it with the following:

The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document (subject to amendment as permitted under Section 7.12), each of which is valid and in full force and effect.

5.             Notices to Farm Products Sellers. Etc.

(a) Section 6.03(j) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(j) the receipt of any notice, or amendment to a prior notice, from a supplier, seller, or agent pursuant to the Food Security Act, PACA, the PSA or any other statute if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more, and upon the request of Administrative Agent, the Loan Parties shall promptly provide the Administrative Agent with a true, correct and complete copy of such notice or amendment, as the case may be, and other information delivered to or on behalf of the Loan Parties pursuant thereto;

(b)         Section 6.20(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Each Borrower shall (i) promptly notify Administrative Agent in writing after receipt by or on behalf of such Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Loan Party under the provisions of the PSA, PACA or any other statute if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more, and (ii) upon the request of the Administrative Agent, such Borrower shall promptly provide Administrative Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, or other notice from such Farm Products Seller, as the case may be, and other information delivered to or on behalf of such Borrower pursuant to the Food Security Act, the PSA, PACA or other statute.

6.              Escrow Agreement, 2014 Notes and Indemnity. Section 6.22(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) Unless the Escrow Fund has been fully released pursuant to the terms of the Escrow Agreement, the Escrow Fund and all other assets and property subject to the Escrow Agreement shall at all times be and remain invested in a MMMF or one or more other investments reasonably satisfactory to the Administrative Agent, except for cash or Cash Equivalents received in connection with liquidations distributing proceeds thereof and except for other liquid non-cash investments of the type described in clauses (a) through (e) of the term “Permitted Investments”.

7.              Fundamental Changes. Section 7.04(b) of the Credit Agreement is hereby amended by deleting such clause (b) its entirety and replacing it with the following:

(b) any Restricted Subsidiary may merge into any Loan Party, and any Restricted Subsidiary that is not a Loan Party may merge into any other Restricted Subsidiary that is not a Loan Party, provided that, (i) in any merger involving one or more Borrowers, a Borrower shall be the continuing or surviving Person, and (ii) subject to the foregoing clause (i), in any merger involving a Loan Party, the continuing or surviving entity shall be a Loan Party.

8.              Commitments. Schedule 2.01 to the Credit Agreement is hereby amended by deleting such Schedule 2.01 in its entirety and replacing it with the Schedule 2.01 annexed hereto as Annex A.

9.              Amendment of Intercreditor Agreement. The Lenders hereby authorize Administrative Agent to amend the Term Loan Intercreditor Agreement to amend the definition of the term “Term Loan Cap” to be an amount equal to $1,650,000,000, plus additional term loans in an amount not to exceed $500,000,000.

10.       Representations and Warranties. Each Loan Party, jointly and severally, represents and warrants with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of any Loans by Lenders (or Administrative Agent on behalf of Lenders) to Borrowers:

(a) No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 1.

(b) This Amendment No. 1 has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party contained herein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance of this Amendment No. 1 is within each Loan Party’s corporate, limited liability company or limited partnership powers.

(d) None of the execution, delivery and/or performance of this Amendment No. 1 is in contravention of law or the terns of any Loan Party’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Loan Party or its property are bound.

(e) Except to the extent addressed in the certificate provided pursuant to Section 11(d) below, the resolutions of the Board of Directors or Managers of each Loan Party delivered to Agent by such Loan Party on the date of the effectiveness of the Credit Agreement have not been revoked and are in full force and effect.

(f) All of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

11.      Conditions Precedent. The amendments contained herein shall only be effective upon satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:

(a) Administrative Agent shall have received counterparts of this Amendment No. 1, as duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b) Administrative Agent shall have received the Amendment No. 1 Fee Letter by and among Administrative Agent and Lead Borrower, as duly authorized, executed and delivered by Lead Borrower;

(c) Administrative Agent shall have received payment in full in cash of the fees required to be paid pursuant to the Amendment No. 1 Fee Letter referred to above;

(d) Administrative Agent shall have received a certificate of a Responsible Officer of Lead Borrower as to (i) the absence of any amendment to its articles of incorporation since certified copies of such articles were delivered to the Administrative Agent on the Closing Date, (ii) a certified copy of its amended by-laws, (iii) certified copies of resolutions and delegations of authority authorizing the Credit Agreement, this Amendment No. 1 and the transactions contemplated therein and herein and (iv) updating of the incumbency certificate; and

(e) No Default or Event of Default shall exist or have occurred and be continuing.

12.       Effect of Amendment No. 1. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement. This Amendment No. 1 is a Loan Document. The Credit Agreement remains in full force and effect, and nothing contained in this Amendment No. 1 will constitute a waiver of any right, power or remedy under the Credit Agreement.

13.       Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

14.       Jury Trial Waiver. LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO, EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 1 OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO, EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT LOAN PARTIES, ADMINISTRATIVE AGENT OR ANY LENDER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 1 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.       Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16.       Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified,

altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

17.       Further Assurances. Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 1.

18.       Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

19.       Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

20.       Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

lN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

BORROWERS:

SUPERVALU INC.

By:	/s/ Bruce H. Besanko
Name:	Bruce H. Besanko
Title:	Executive Vice President and Chief
Financial Officer·

ADVANTAGE LOGISTICS - SOUTHEAST, INC.
FF ACQUISITION, L.L.C.
FOODARAMA LLC
RICHFOOD, INC.
SHOP ‘N SAVE ST. LOUIS, INC.
SHOP ‘N SAVE WAREHOUSE FOODS, INC.
SHOPPERS FOOD WAREHOUSE CORP,
SUPERVALU HOLDINGS, INC.
SUPERVALU HOLDINGS- PA LLC
By: SUPERVALU Holdings, Inc., its sole member
SUPERVALU PHARMACIES, INC.
W. NEWELL & CO., LLC

By:	/s/ Bruce H. Besanko
Name:	Bruce H. Besanko
Title:	Vice President

CHAMPLIN 2005 L.L.C.

By: SUPERVALU INC., its sole member

By:	/s/ Bruce H. Besanko
Name:	Bruce H. Besanko
Title:	Executive Vice President and Chief
Financial Officer

MORAN FOODS, LLC

By:	/s/ Ritchie L. Casteel
Name:	Ritchie L. Casteel
Title:	Chief Executive Officer

SAVE-A-LOT TYLER GROUP, LLC

By:	/s/ Ritchie L. Casteel
Name:	Ritchie L. Casteel
Title:	Chairman, President and Chief Executive
Officer

[Amendment No. 1 to Amended and Restated Credit Agreement]

GUARANTORS:

BUTSON’S ENTERPRISES, INC.
RICHFOOD HOLDINGS, INC.
RICHFOOD PROCUREMENT, L.L.C.
SCOTT’S FOOD STORES, INC.
SFW HOLDING CORP.
SFW LICENSING CORP.
SUPER RITE FOODS, INC.
SUPERMARKET OPERATORS OF AMERICA
INC.
SVH REALTY, INC.

By:	/s/ Bruce H. Besanko
Name:	Bruce H. Besanko
Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Amendment No. 1 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as LC Issuer, as a Lender and as Swing Line Lender

By:	/s/ Joseph Burt
Name:	Joseph Burt
Title:	Director

[Amendment No. 1 to Amended and Restated Credit Agreement]

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH, as
LC Issuer and as a Lender

By:	/s/ William Binder
Name:	William Binder
Title:	Executive Director

By:	/s/ James Purky
Name:	James Purky
Title:	Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as
LC Issuer and as a Lender

By:	/s/ Lisa N. Freeman
Name:	Lisa N. Freeman
Title:	Senior Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

BMO HARRIS BANK NA., as a Lender

By:	/s/ Kara Goodwin
Name:	Kara Goodwin
Title:	Director

[Amendment No. 1 to Amended and Restated Credit Agreement]

RBS CITIZENS BUSINESS CAPITAL, A
DIVISION OF RBS ASSET FINANCE, INC.,
as a Lender

By:	/s/ Francis Garvin
Name:	Francis Garvin
Title:	SVP

[Amendment No. 1 to Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Louis Alexander
Name:	Louis Alexander
Title:	Attorney in Fact

[Amendment No. 1 to Amended and Restated Credit Agreement]

UNION BANK, N.A., as a Lender

By:	/s/ Brent Housteau
Name:	Brent Housteau
Title:	Senior Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[Amendment No. 1 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ Michael D’Onofrio
Name:	Michael D’Onofrio
Title:	Authorized Signatory

[Amendment No. 1 to Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as a
Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Amendment No. 1 to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as
LC Issuer and as a Lender

By:	/s/ Adam Moss
Name:	Adam Moss
Title:	Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

CITY NATIONAL BANK, A NATIONAL
BANKING ASSOCIATION, as a Lender

By:	/s/ Martin Chin
Name:	Martin Chin
Title:	Senior Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a
Lender

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

By:	/s/ Uri Sky
Name:	Uri Sky
Title:	VP

[Amendment No. 1 to Amended and Restated Credit Agreement]

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ Kristina M. Miller
Name:	Kristina M. Miller
Title:	Duly Authorized Signatory

[Amendment No. 1 to Amended and Restated Credit Agreement]

Annex A

to

Amendment No. 1

Schedule 2.01

Commitments and Applicable Percentages

COMMITMENT SCHEDULE

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$300,000,000	30.00%
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$125,000,000	12.50%
U.S. Bank National Association	$100,000,000	10.00%
BMO Harris Bank N.A.	$68,000,000	6.80%
RBS Citizens Business Capital, a division of RBS Asset Finance, Inc.	$50,000,000	5.00%
Regions Bank	$50,000,000	5.00%
Union Bank, N.A.	$44,500,000	4.45%
Goldman Sachs Bank USA	$42,500,000	4.25%
Bank of America, N.A.	$32,500,000	3.25%
Barclays Bank PLC	$32,500,000	3.25%
Credit Suisse AG, Cayman Islands Branch	$32,500,000	3.25%
Morgan Stanley Bank	$32,500,000	3.25%
PNC Bank, National Association	$30,000,000	3.00%
City National Bank, a National Banking Association	$25,000,000	2.50%
Siemens Financial Services, Inc.	$20,000,000	2.00%
General Electric Capital Corporation	$15,000,000	1.50%
Total	$1,000,000,000	100%

[Amendment No. 1 to Amended and Restated Credit Agreement]